                                                                   EXHIBIT 10.20


                                Commercial Lease

Lease between Molded Antennas for Telecommunications, Inc. located 29 Pine Ridge Road, Stow, MA 01775-0335, as "Landlord" and Viacord, Inc. located 551 Boylston Street, Boston MA 02116 as "Tenant".

1. PREMISES, TERMS and USE. Landlord agrees to lease to Tenant certain premises known as Units 301 arid 401 in their "As Is" condition, consisting of the entire third and fourth floors in the building located at 551 Boylston Street in the City of Boston, State of Massachusetts, ("the premises") for a term of five (5) years beginning on October 01, 1999 and ending on September 30. 2004, for use and occupancy as offices and any other use not prohibited by law.

2. BASE RENT. The annual base rent shall be Sixty Two Thousand Three Hundred Twenty Eight Dollars ($62,328.00), paid in monthly installments of $5,194.00 per month, in advance on the first day of each and every month during the term of this Lease, commencing October 1,1999. The annual base rent for this lease shall escalate subject to an annual increase according to the CPI indexes as follows:

CPI shall mean the Consumer Price Index. The defined term "Consumer Price Index" as used in this lease means the "Consumer Price Index for Urban Wage Earners and Clerical Workers, Boston Massachusetts, All Items", which index is published by the United States Bureau of Labor Statistics. If the aforesaid Consumer Price Index is not in existence at any time required for the calculation of Second Year Fixed Rent or adjusted Fixed Rent, the parties shall use such equivalent price index as is published by any successor governmental agency in lieu of the aforesaid Consumer Price Index, or by such non-governmental agency as may then be publishing such in equivalent price index. In no event shall the rent ever be lower than the most recently established rent figure of the previous year.

Any such CPI increase shall be effective as of the October rent payment for any year, commencing October 1,2000. Landlord shall provide the tenant with no less than thirty (30) days written notice of any such CPI increase.

3. REAL ESTATE TAXES. Tenant shall pay 100% of the real estate taxes for Unit 301 and Unit 401 during the term of this lease.

Current taxes for both units are $1,788.60 per month.

4. CONDOMINIUM FEES. Tenant shall pay 100% of the condominium fees for the Unit 301 and Unit 401. Current condominium fees for both units are $978.84 per month.

   An example of which serves to indicate the present monthly rent, is as follows:

            Base rent ($62,328.00)                           $5,194.00
            R.E. Tax                                         $1,788.60
            Condo fees                                       $  978.84
                                                             ---------
                                                     Total:  $7,961.44

5. SECURITY. The tenant shall pay one month Base Rent ($5,194.00) at the commencement of this lease, which shall bearing no interest.

6. UTILITIES. Tenant shall be responsible 100% for its own electricity and telephone bills. Tenant agrees to make its own arrangements with the utility company providing electricity and to pay all bills in its own name.

7. CARE OF PREMISES. Tenant shall take good care of the premises and any fixtures which are and shall remain on the property of the Landlord which may be located or situated on, in or made part of the premises and shall, at Tenant's own cost and expenses make all repairs to the premises and fixtures other than the HVAC Unit and structural repairs. At the end of the term of this Lease, Tenant shall deliver the premises in good order and condition, damages by the elements excepted subject to normal wear and tear.

8. INSPECTION AND ENTRY BY LANDLORD. Tenant agrees that Landlord, has the right to enter into and upon the premises with Tenant's prior approval, for the purpose of examining the same, or making such repairs as may be necessary. Tenant's approval shall not be unreasonably withheld.

9. GLASS. Damage to the glass on said premises, caused by Tenant or Tenant's agents or employees shall be, repaired as speedily as possible by Tenant at Tenant's own cost and expenses.

10. SIGNS AND QUIET POSSESSION. Tenants shall not place any sign or signs of any kind at the entrance of the building, and shall respect the regulations governing the by-laws of the condominium association. Tenant shall have the right to have its name placed on the mailbox to the units and to have its name and units numbers included on any directory in the lobby of the building.

11. KEYS. Keys have been given to Tenant at the beginning of the lease. Any additional keys are the responsibility of the Tenant at the Tenant's own cost and expense.

12. BROKERS. Both Tenant and Landlord represent that no Broker has been retained by either party to assist in the leasing of the Premises.

13. DEFAULT. If Tenant defaults in fulfilling any of the terms and conditions of this Lease other than payment of rent or additional rent and upon landlord serving written notice to Tenant specifying the nature of the default, Tenant shall have thirty (30) days from the date of receipt of such notice to cure the default (or if such default cannot be cured within such period, Tenant must diligently and in good faith proceed to cure the default). If tenant defaults in the payment of rent or additional rent, Tenant shall have fourteen (14) days to cure the default. If Tenant shall have failed to cure the default within such period, Landlord may serve a fourteen (14) notice of cancellation of this Lease upon Tenant and upon the expiration of the cancellation period this Lease shall terminate and expire and Tenant shall quit and surrender the premises to Landlord. If Tenant defaults in fulfilling any of the terms and conditions of the Lease, as above, and this lease shall expire or if upon the expiration of this lease, Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures shall become the property of the Landlord.

14. INSURANCE. Tenant agrees to maintain in full force and effect during the entire term of this lease, liability insurance insuring Landlord against any loss or damages sustained or to which Landlord way be subject by reason of Tenant's occupancy and use of the premises, which policy shall have the following limits of liability: $500,000.00. Tenant agrees to furnish to Landlord, prior to the effective date of this lease, a binder or other such certificate evidencing such insurance coverage.

15. NO WAIVER BY LANDLORD. The failure of Landlord to insist upon strict performance of any of the terms, conditions and covenants herein shall not be deemed a waiver of any rights or remedies that Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally.

16. RIGHT OF FIRST REFUSAL. In case of sale of the premises. and in the case of the sale of Unit 501, Landlord agrees to give Tenant the right of first refusal to purchase the premises and/or Unit 501 from this date forward and until the termination of this lease. Landlord agrees to give the tenant the first right to lease the premises at the termination of this lease, and the first right to lease Unit 501 at the termination of the current lease to that unit

17. NOTICE OF LEASE. This lease shall be effective as of October 1, 1999 at which time any prior lease for the premises shall be null and void.

IN WITNESS WHEREOF, the parties have set their hand and seal this 20th day of April, 1999.


VIACORD, INC.                              M.A.T., INC.
By Viacord, Inc.


/s/ Cynthia A. Fisher                      /s/ Oliver Bony
--------------------------                 --------------------------
TENANT                                     LANDLORD
4/20/99                                    Oliver Bony



Witness:

/s/ Diana Downing
--------------------------
4/20/99

        VIACORD, INC.             FLEET NATIONAL BANK OF MASSACHUSETTS      6837
551 BOYLSTON STREET, SUITE 40               BOSTON, MA 02211
      BOSTON, MA 02116                          5-20/110


                                                                    4/20/99
                                                                    ------------

PAY TO THE
ORDER OF      Molded Antennas for Telecommunication, In             $ **5,194.00
           -------------------------------------------------------

Five Thousand One Hundred Ninety-Four and 00/100********************** DOLLARS
----------------------------------------------------------------------
                                                                       Security
                                                                       features
                                                                       included.
                                                                       Details
                                                                       on back.
     Molded Antennas for Telecommunication, In
     PO Box 335
     Stow, MA  01775

EMO  1 Month Security deposit for 551 Boylston St. 3 & 4th
     -----------------------------------------------------

                                                    COPY NOT NEGOTIABLE       MP
                                                    ----------------------------


--------------------------------------------------------------------------------
                            [Intentionally omitted]

VIACORD, INC.                                                               6837

     Molded Antennas for Telecommunication, In            4/20/99

   04/20/99          Bill#11584                                         5,194.00






  Checking - Fleet 1 Month Security deposit for 551 Boylston St. 3      5,194.00


VIACORD, INC.                                                               6837

     Molded Antennas for Telecommunication, In            4/20/99

   04/20/99          Bill#11584                                         5,194.00




                                 PAYMENT RECORD


  Checking - Fleet 1 Month Security deposit for 551 Boylston St. 3      5,194.00

                                   TOWN NO.         CUSTOMER NO.         JOB NO.
                                      008               02754               01

                                COMMERCIAL SALES
                               PROPOSAL/AGREEMENT
                                                                  Date:_________

________________, Inc. ("ADT")

_________ William Street



Attn: D. Rutnam Tel. No.:___ [Intentionally omitted]

To:  (Customer Name and Address)

VIACORD, INC.
551 Boylston Street, 4th Floor
Boston, MA 02116

Attn: Herb Levine    Tel. No.: [Intentionally omitted]

______ proposes to install or cause to be installed the equipment and furnish the services indicated herein:

QTY.         DESCRIPTION                       LOCATION (BE SPECIFIC)
----         -----------                       ----------------------
1            Safe watch RF Wireless
             System consisting of the
             following

1            Control panel/key
             pad/battery back-up

1            Wireless Door Sensor              Door to stairwell

3            Wireless passive infrared         Main office area
             sensors                           Herb's office (Finance Office)
                                               C.A.F. Office

1            Indoor siren

1            RJ31X phone jack

             Optional ADT armed
             guard response w/keys
             $25 - per month


Type of Transaction

[ ] Direct Sale (equipment to become property of the Customer upon payment of Selling Price indicated below in full;

[ ]   System to remain property of ADT.

ADT may remove or upon written notice the ___ Customer, abandon in whole or in part all devices, instruments, appliances, cabinets, and other materials associated with the system, upon termination of this agreement, without obligation to repair or redecorate any portion of the Customer's premises upon such removal, and the removal or abandonment of such materials shall not be held to constitute a waiver of the right of ADT to collect any charges which have been accrued or may be accrued hereunder.


                                       P-Provided
Services To Be                         NP - Not Provided

             Call List

             40100 Cynthia Fisher
             [Intentionally omitted]

             40122 Brian O'Neil
             [Intentionally omitted]

             40139 Claudia Columbo
             ________


Central Station Signal                                P                 NP

Receiving and Notification Service

[ ]  Fire Alarm       [ ]  Hold Up Alarm
[ ]  Burglar Alarm    [ ]  Duress
[ ]  Supervisory      [ ]  Other _____

Direct Connection Service                             P                 NP

To:______________________________________

Using:
[ ]  Digital Communicator
[ ]  Leased Line
[ ]  Derived Local Channel
[ ]  Telephone Charges Not Included in ADT
     Billing

Maintenance                                           P                 NP

Inspections                                           P                 NP

     Number per year __________

Investigator Response                                 P                 NP

[ ]  Interior         [ ]  Exterior

Supervised/Scheduled                                  P                 NP
Opening/Closing

                    549-551 Boylston Street Condominium Trust
                     CERTIFICATE OF WAIVER OF RIGHT OF FIRST
                                     REFUSAL

The undersigned, Mrs. Cynthia Fisher, Being the President of Viacord, Inc. a Tenant of 549-551 Boylston Street, unit 301 and 401, do hereby certify that pursuant to the lease signed on April 20, 1999 Paragraph 16 "Right of First Refusal", Mrs. Cynthia Fisher has waived the provisions respecting the right of first refusal as it implies to the sale unit 301, unit 401, and unit 501 at 549-551 Boylston Street, Boston, MA to Dr. Charles Badaoui for a price $1,381,650.00 with seller's financing. The same price and seller's financing was offered to Mrs. Cynthia Fisher for unit 301, unit 401 and unit 501.



EXECUTED as a sealed instrument as of the 15th day of March, 2000.



-----------------------------------
Mrs. Cynthia Fisher - President
Viacord, Inc.



COMMONWEALTH OF MASSACHUSETTS
SUFFOLK COUNTY, SS                                  March 15, 2000



Then personally appeared Mrs. Cynthia Fisher acknowledging the foregoing instrument to be her free act and deed and the free act, before me.



-----------------------------------
Notary Public

My commission Expires:  OLIVER J. BONY
                      -------------------
                        Notary Public
                        My Comm. Expires Nov. 13, 2003


SEAL